EXHIBIT 99.1

15550 Lightwave Drive, Suite 300, Clearwater, FL 33760 p (727) 324-0211

Inuvo Fulfills Term Note Debt Obligation

Clearwater, FL, December 31, 2010 –Inuvo®, Inc. (NYSE Amex: INUV) announced today that as of December 29, 2010, one year from the day it was issued, the Company fully satisfied the term note repayment obligations it had with Wachovia Bank, N.A. The original note was in the amount of $1,442,000. The Company will not seek to renew this obligation.
About Inuvo®, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing technology and services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics. To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contacts

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
bzuckerman@genesisselect.com